UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 25, 2020

ALLIED ESPORTS ENTERTAINMENT, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38266	82-1659427
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

17877 Von Karman Avenue, Suite 300

Irvine, California, 92614

(Address of Principal Executive Offices) (Zip Code)

(949) 265-2600

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AESE	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 25, 2020, Eric Yang and Anthony Tyen notified the Board of Directors (“Board”) of Allied Esports Entertainment, Inc. (the “Company”) that they would be resigning as members of the Board, effective June 30, 2020. Mr. Yang served as the Chair of the Nominating and Corporate Governance Committee. Mr. Tyen served on the Audit Committee.

Following the resignations, the Board elected Yinghua Chen and Tae Hyung Steve Kim to the Board, effective July 1, 2020. Ms. Chen was also appointed to the Board’s Audit Committee, and will chair the Nominating and Corporate Governance Committee.

Ms. Chen is a Co-Founder of Aupera Technologies, a leading video AI technology company, where she is responsible for corporate financing, business development, and strategic partnership. She has successfully raised multiple rounds of funding for Aupera, including from Silicon Valley giant Xilinx (Nasdaq: XLNX). Prior to this, she served as the Executive Vice President of Anthill Resources, a natural resources investment company in Canada, where she oversaw business operations and investment activities. Ms. Chen is also the former Managing Director of China for The Cavendish Group, a UK B2B media and public relations company. In that role, Ms. Chen built up subscriber networks for over ten vertical industry media products and managed the Group’s strategic relationship with the Boao Forum for Asia. Ms. Chen was also part of the founding team of The Balloch Group, a boutique investment banking firm, later acquired by Canaccord Genuity, where she specialized in financial, pharmaceutical, resources and media industry transactions. Ms. Chen holds an EMBA from the University of Paris I: Panthéon-Sorbonne and a Bachelor of Arts degree from the University of International Business and Economics.

Mr. Kim is the Chief Operating Officer of the Asian Electronic Sports Federation, where his responsibilities include managing the Federation’s intellectual property structure, business development and electronic sports development strategy for Asia. Prior to assuming his current role, Mr. Kim served the Asian Football Confederation (“AFC”) marketing partner, DDMC Fortis, as its Vice President and the Malaysia Football League as its Executive Director of Business Development & Chief Strategy Officer. In the latter position, Mr. Kim successfully introduced the 50-Year Plan (NEXT 50) for Malaysian professional football, totally restructured the League’s administration and managed the privatization of its member clubs. From 2006 to 2016, Mr. Kim served in a number of executive positions at the AFC, including Head of Planning & Strategy, and effectively managed, among other things, a complete revamping of the AFC Champions League’s intellectual property, branding, competition, marketing and participation systems. In addition, Mr. Kim is a veteran of the South Korean army, and he holds a Master of Arts degree in Sports Administration from Ohio University and a Bachelor of Science degree in Business Management from Korea University.

In connection with the appointment of Ms. Chen and Mr. Kim, on July 1, 2020 each director received 9,479 shares of common stock that remains subject to forfeiture restrictions for one year, and an option to purchase 40,000 shares of common stock at $2.11, which vest in equal annual installments over a four-year period.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 1, 2020

ALLIED ESPORTS ENTERTAINMENT, INC.

By:	/s/ Anthony Hung
Anthony Hung Chief Financial Officer